Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-145845

February 10, 2010

iPathETN Website Copy Deck – February 09, 2010

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Commodities>

Broad

iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN (DJP)

{http://ipathetn.com/DJP-overview.jsp}

iPath® S&P GSCI® Total Return Index ETN (GSP)

{http://ipathetn.com/GSP-overview.jsp}

Sector

iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN (JJE)

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iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN (JJA)

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iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN (JJG)

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iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN (JJS)

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iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN (JJM)

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iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN (JJP)

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iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN (COW)

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Single Commodities

Energy

iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN (GAZ)

{http://ipathetn.com/GAZ-overview.jsp}

iPath® S&P GSCI® Crude Oil Total Return Index ETN (OIL)

{http://ipathetn.com/OIL-overview.jsp}

Softs

iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN (NIB)

{http://ipathetn.com/NIB-overview.jsp}

iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN (JO)

{http://ipathetn.com/JO-overview.jsp}

iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN (BAL)

{http://ipathetn.com/BAL-overview.jsp}

iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN (SGG)

{http://ipathetn.com/SGG-overview.jsp}

Industrial Metals

iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN (JJU)

{http://ipathetn.com/JJU-overview.jsp}

iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN (LD)

{http://ipathetn.com/LD-overview.jsp}

iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN (JJN)

{http://ipathetn.com/JJN-overview.jsp}

iPath® Dow Jones-UBS Tin Subindex Total ReturnSM (JJT)

{http://ipathetn.com/JJT-overview.jsp}

Precious Metals

iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN (PGM)

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Currencies>

iPath® EUR/USD Exchange Rate ETN (ERO)

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iPath® GBP/USD Exchange Rate ETN (GBB)

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iPath ®JPY/USD Exchange Rate ETN (JYN)

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iPath® Optimized Currency Carry ETN (ICI)

{http://ipathetn.com/ICI-overview.jsp}

Emerging Markets

iPath® MSCI India IndexSM ETN (INP)

{http://ipathetn.com/INP-overview.jsp}

Strategies

iPath® CBOE S&P 500 BuyWriteSM Index ETN (BWV)

{http://ipathetn.com/BWV-overview.jsp}

iPath® Optimized Currency Carry ETN (ICI)

{http://ipathetn.com/ICI-overview.jsp}

Alternatives

iPath® Global Carbon ETN (GRN)

{http://ipathetn.com/GRN-overview.jsp}

iPath® S&P 500 VIX Short-Term FuturesTM ETN (VXX)

{http://ipathetn.com/VXX-overview.jsp}

iPath® S&P 500 VIX Mid-Term FuturesTM ETN (VXZ)

{http://ipathetn.com/VXZ-overview.jsp}

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iPATH ANNOUNCEMENT

December 10, 2009 - Barclays Suspends Further Sales and Issuance of iPath® MSCI India IndexSM ETN

See press release to learn more »

October 15, 2009 - Barclays Temporarily Suspends Further Sales and Issuance of iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN

See press release to learn more »

August 21, 2009 - Barclays Temporarily Suspends Further Issuance of iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN

See press release to learn more »

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View the making of the new iPath “origami” ads featuring Robert Lang, a noted physicist turned world-renowned origami artist.

An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-76-iPATH, or you may request a copy from any other dealer participating in the offering.

BlackRock Fund Distribution Company assists in the promotion of the Securities.

iPath ETNs (the “Securities”) are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to direct investment in index or index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the value of the relevant index has increased. An investment in iPath ETNs may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

iPath ETNs typically have lower investor fees than currently existing mutual funds that invest in similar markets and are available to retail investors. Buying and selling iPath ETNs will result in brokerage commissions.

Barclays Capital Inc. and its affiliates and BlackRock Fund Distribution Company and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

A “buy-write” strategy consists of a hypothetical portfolio consisting of a “long” position in the components of an underlying index and the sale of a succession of one-month, at- or slightly out-of-the-money call options on the underlying index or its components. An investment in iPath ETNs linked to buy-write strategies limit participation in any appreciation of the underlying indexes above the strike price of the call options sold, but exposure to any decline in the value of the indexes will not be limited. Stock and option prices may change unpredictably, affecting the value of the buy-write strategy and, consequently, the value of your Securities in unforeseeable ways.

The index components for iPath ETNs linked to commodities indexes are concentrated in the commodities sector. The market value of the Securities may be influenced by many unpredictable factors, including, where applicable, highly volatile commodities prices, changes in supply and demand relationships; weather; agriculture; trade; pestilence; changes in interest rates; and monetary and other governmental policies, action and inaction. Index components that track the performance of a single commodity, or index components concentrated in a single sector, are speculative and may typically exhibit higher volatility. The current or “spot” prices of the underlying physical commodities may also affect, in a volatile and inconsistent manner, the prices of futures contracts in respect of the relevant commodity. These factors may affect the value of the index and the value of your Securities in varying ways.

In addition to factors affecting commodities generally, index components composed of futures contracts on industrial metals or energy-related commodities may be subject to additional factors specific to industrial metals or energy-related commodities that might cause price volatility. These may include changes in the level of industrial or commercial activity using industrial metals or with high levels of energy demand; the availability and price of substitutes such as man-made or synthetic substitutes or alternative sources of energy; disruptions in the supply chain; adjustments to inventory; variations in production costs; costs associated with regulatory compliance, including environmental regulations; and changes in industrial, government and consumer demand, both in individual consuming nations and internationally. Index components composed of futures contracts on agricultural products may be subject to additional factors specific to agricultural products that might cause price volatility. These may include weather conditions, including floods, drought and freezing conditions; changes in government policies; planting decisions; and changes in demand for agricultural products, both with end users and as inputs into various industries. Index components composed of futures contracts on precious metals may be subject to additional factors specific to precious metals that might cause price volatility. These may include disruptions in the supply chain, variations in production costs, costs associated with regulatory compliance, including environmental regulations, changes in industrial, government and consumer demand, and in the case of gold and silver, precious metal leasing rates, currency exchange rates, the level of economic growth and inflation and the degree to which consumers, governments, corporate and financial institutions hold physical gold or silver as a safe haven asset (hoarding) which may be caused by a banking crisis/recovery, a rapid change in the value of other assets (both financial and physical) or changes in the level of geopolitical tension.

An investment in iPath ETNs linked to the performance of a foreign currency exchange rate is subject to risks associated with fluctuations, particularly a decline, in the price of the applicable single foreign currency relative to the U.S. dollar. Factors that may have the effect of causing a decline in the price of a foreign currency include national debt levels and trade deficits, domestic and foreign inflation rates, domestic and foreign interest rates, and global or regional economic, financial, political, regulatory, geographical or judicial events. Currency exchange rates may be extremely volatile, and exposure to a single currency can lead to significant losses.

An investment in the iPath ETNs linked to the MSCI India Total Return IndexSM may carry risks similar to a concentrated securities investment in a single region. International investments may involve risk of capital loss from unfavorable fluctuation in currency values, from differences in generally accepted accounting principles or from economic or political instability in other nations. Emerging markets involve heightened risks related to the same factors as well as increased volatility and lower trading volume. Securities focusing on a single country may be subject to higher volatility.

An investment in iPath ETNs linked to the performance of the Barclays Capital Intelligent Carry Index™ is subject to risks associated with fluctuations, particularly a decline, in the value of the index. Because the carry trade involves investing in high-yielding currencies with the exposure financed by borrowings in low-yielding currencies, the success of the index strategy, the level of the index and the market value of the securities will depend on the exchange rates and interest rates applicable to the index constituent currencies. If the applicable exchange rates or interest rates move against the direction targeted by the index strategy, the level of the index and the market value of the Securities will decline. Factors that may contribute to volatile fluctuations in the index include exchange rates applicable to the index constituent currencies, interest rates applicable to the constituent currencies, the prevailing interest rate environment, and global or regional economic, financial, political, regulatory, geographical or judicial events that affect exchange rates and interest rates.

An investment in iPath ETNs linked to the performance of the Barclays Capital Global Carbon Index Total Return™ is subject to risks associated with fluctuations, particularly a decline, in the performance of the index caused by unpredictable volatility and movement in the prices of the index components. Trading in futures contracts on carbon emissions commodities, including trading in the index components, is speculative and can be extremely volatile. The commodity futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. Market prices of the index components may fluctuate rapidly based on numerous factors including but not limited to changes in supply and demand, domestic and foreign political or government actions and technological developments. These factors could adversely affect the value of the Index and, therefore, the value of your Securities.

Cap & Trade mechanisms have arisen primarily due to relative international consensus on the correlation between the rise in Green House Gas emissions and the onset of Global Warming. Accordingly, changes in regulation and enforcement of Cap & Trade mechanisms as a result of changes in international consensus can adversely affect market behavior and the value of the Securities.

An investment in iPath ETNs linked to the performance of the S&P 500 VIX Short-Term Futures™ Index TR and the S&P 500 VIX Mid-Term Futures™ Index TR is subject to risks associated with fluctuations, particularly a decline, in the performance of each index. Because the performance of each index is linked to the CBOE Volatility Index (the “VIX Index”), the performance of each index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of each index. Additional factors that may contribute to fluctuations in the level of each index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

“Dow Jones®”, “DJ®” “UBS®”, “Dow Jones-UBS Commodity IndexSM”, “DJ-UBSCISM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Agriculture Subindex Total ReturnSM”, “Dow Jones-UBS Aluminum Subindex Total ReturnSM”, “Dow Jones-UBS Cocoa Subindex Total ReturnSM”, “Dow Jones-UBS Coffee Subindex Total ReturnSM”, “Dow Jones-UBS Copper Subindex Total ReturnSM”, “Dow Jones-UBS Cotton Subindex Total ReturnSM”, “Dow Jones-UBS Energy Subindex Total ReturnSM”, “Dow Jones-UBS Grains Subindex Total ReturnSM”, “Dow Jones-UBS Industrial Metals Subindex Total Return SM”, “Dow Jones-UBS Lead Subindex Total Return SM”, “Dow Jones-UBS Livestock Subindex Total ReturnSM”, “Dow Jones-UBS Natural Gas Subindex Total ReturnSM”, “Dow Jones-UBS Nickel Subindex Total ReturnSM”, “Dow Jones-UBS Platinum Subindex Total ReturnSM”, “Dow Jones-UBS Precious Metals Subindex Total ReturnSM”, “Dow Jones-UBS Softs Subindex Total ReturnSM”, “Dow Jones-UBS Sugar Subindex Total ReturnSM” and “Dow Jones-UBS Tin Subindex Total ReturnSM” are service marks of Dow Jones & Company, Inc. (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be, and have been licensed for use for certain purposes by Barclays Bank PLC. The Securities based on the indices are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities LLC (“UBS Securities”) or any of their respective subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities, or any of their affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Securities based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the Securities based on any of the indices particularly.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

“S&P GSCI®”, “S&P GSCI® Index”, “S&P GSCI® Total Return Index”, “S&P GSCI® Commodity Index” and “S&P GSCI® Crude Oil Total Return Index” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a subsidiary of The McGraw-Hill Companies, Inc. (“S&P”). Standard & Poor’s does not make any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P GSCI® to track general stock market performance.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500,” and “500” are trademarks of S&P and “BuyWrite” and “CBOE” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”). These marks have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by S&P or the Index Sponsor and neither S&P nor the Index Sponsor make any representation regarding the advisability of investing in the Securities.

“Barclays Capital Intelligent Carry Index™” and the “USD Intelligent Carry Index™” are trademarks of Barclays Bank PLC.

“Barclays Capital Global Carbon Index™” and “Barclays Capital Global Carbon Index Total Return™” are trademarks of Barclays Bank PLC.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500”, “S&P 500 VIX Short-Term Futures™” and “S&P 500 VIX Mid-Term Futures™” are trademarks of S&P and have been licensed for use by Barclays. “VIX®” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been licensed for use by S&P. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or in the ability of either index to track market performance.

NOT FDIC INSURED — NO BANK GUARANTEE — MAY LOSE VALUE

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2010 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

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Diversification with iPath® Commodity Exchange Traded Notes

http://www.ipathetn.com/diversify-with-commodities.jsp

[HEADER]

Portfolio Management Strategies with iPath ETNs

Diversification with iPath® Commodity Exchange Traded Notes

As investment professionals, you are well aware of the importance of properly diversified portfolios for your clients. Yet many clients equate diversification with the sheer number of stocks or funds that they own, or think of risk management as allocating to bonds, which they view as a “safe” investment. Others do not understand how to make their investments work together.

Walking your clients through the steps necessary to achieve the benefits of diversification can distinguish your advisory services, and also underscore your value in managing risk and return. Fortunately, iPath Exchange Traded Notes can help, by offering tools designed to enhance a portfolio’s diversification. A particularly good example is the iPath Commodity Exchange Traded Notes.

Diversification with iPath ETNs: An Overview

There are 21 iPath commodity ETNs provide investors the vehicles to enhance the diversification of their portfolios consisting of traditional assets and alternative, low-correlating assets.

They offer:

* The potential to enhance a portfolio’s risk-adjusted returns by lowering overall portfolio volatility.

* Immediate, cost-efficient1 exposure to an asset class that has not always been easy to access, commodities.

* Broadened asset class opportunities that expand the range and depth of possible strategies that might be explored.

* New flexibility with the liquidity provided by an exchange listing and a redemption feature.

The basics of diversification: low correlation is key

One of the most compelling reasons to add commodities to a portfolio is their ability to provide diversification. Contrary to popular notions, a complete portfolio is more than simply owning a variety of stocks, bonds and funds – adding one more tech stock to a portfolio of technology stocks is not a particularly diversifying move. Rather, a broadly diversified portfolio is characterized by containing components that have not historically moved in lockstep with changing market conditions, in other words, the correlation of one asset class to another. In this sense, commodities can potentially add real value to a portfolio.

Commodities have historically exhibited low correlations to financial assets such as stocks and bonds. The table below summarizes the correlations between three commodity indexes and several other indexes covering key asset classes. Because commodities have low correlations to stocks and bonds, an allocation to commodities, which have been historically volatile in terms of their returns, may enhance a portfolio’s risk-adjusted returns by lowering overall portfolio volatility. It is important to note the distinction between zero correlation and negative correlation. Two indexes with returns that have zero correlation have no relationship between their returns. So if one index goes up, it provides little information about how the other index might behave. In contrast, if two indexes have returns with negative correlation, they tend to exhibit an inverse relationship. So if one index goes up, the other index has often gone down.

[CHART]

Correlation Coefficient	Dow Jones-AIG Commodity Index Total ReturnSM	S&P GSCI® Total Return Index	S&P GSCI® Crude Oil Total Return Index
S&P 500 Index	0.10	0.00	-0.04
Barclays Capital U.S. Aggregate Index	0.02	0.06	0.01
MSCI EAFE Index	0.24	0.14	0.07
Annualized Standard Deviation	12.65%	19.35%	31.19%
Annualized Return	8.56%	6.86%	14.17%

Source: BlackRock, S&P, Dow Jones, UBS Securities LLC, Barclays Capital, MSCI, Inc., Bloomberg; 09/92 – 09/07 based on monthly returns

Some investors may assume that an investment in commodities can be achieved by investing in companies that produce commodities, instead of investing in the actual commodities. For example, do equity Energy sector indexes provide similar exposure as the S&P GSCI® Crude Oil Total Return Index?

The table below gives correlations of the S&P GSCI® Crude Oil Total Return Index with 3 equity Energy sector indexes. This table shows that equity returns of commodity producers do not correlate strongly to commodity indexes.

[CHART]

Correlation Coefficient	S&P GSCI® Crude Oil Total Return Index
S&P Global Energy Index	0.47
Dow Jones Oil & Gas Index	0.43
S&P GSCI™ Natural Resources Index	0.45

Source: BlackRock, S&P, Dow Jones; 09/02 – 09/07

An investment in the equity of commodity producers provides exposure to company-specific risk in addition to commodity-specific risk. For example, the stock price of an oil company may reflect oil price fluctuations as well as the company’s management, accounting, marketing, sales and fundamental valuation. In addition, many companies involved in commodities actively hedge their commodity exposures in an attempt to insulate their profits form commodity price fluctuations.

Other ways to invest in commodities

There are several other ways that investors have traditionally gained access to the commodities market.

* Physical commodities provide pure exposure to the commodity, but may be impractical (except for direct users) due to storage and delivery requirements. In addition, physicals might be expensive to store due to security or spoilage concerns or even space restrictions.

* Futures, Swaps and OTC Notes have predominantly been limited to large institutional investors with the resources and experience to administer complicated futures portfolios themselves, or to use a total return swap and manage the related counterparty risk.

* Mutual Funds, until recently, presented the most viable option for individual investors or small institutions because they provide convenient access to commodity-linked investment at reasonable costs and low investment minimums.

iPath ETNs linked to commodities indexes do not fall into any of these three categories and typically have lower investor fees than currently existing commodity mutual funds that invest in commodities that are available to retail investors. Furthermore, iPath ETNs do not charge sales loads. Buying and selling iPath ETNs will result in brokerage commissions, but the savings from potentially lower investor fees can help offset these costs. iPath ETNs also provide a means to invest in commodities without incurring the costs associated with storing and delivering commodities, or committing resources to managing a portfolio of commodity derivatives.

Conclusion

“Don’t put all your eggs in one basket” is one of the oldest principles of investing. And with 11 iPath Commodity ETNs, achieving that principle is a lot easier.

¹	iPath ETNs typically have lower investor fees than currently existing mutual funds that invest in similar markets and are available to retail investors. Buying and selling iPath ETNs will result in brokerage commissions.

An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-76-iPATH, or you may request a copy from any other dealer participating in the offering.

BlackRock Fund Distribution Company assists in the promotion of the Securities.

iPath ETNs (the “Securities”) are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to direct investment in index or index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the value of the relevant index has increased. An investment in iPath ETNs may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

Barclays Capital Inc. and its affiliates and BlackRock Fund Distribution Company and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

The index components for iPath ETNs linked to commodities indexes are concentrated in the commodities sector. The market value of the Securities may be influenced by many unpredictable factors, including, where applicable, highly volatile commodities prices, changes in supply and demand relationships; weather; agriculture; trade; pestilence; changes in interest rates; and monetary and other governmental policies, action and inaction. Index components that track the performance of a single commodity, or index components concentrated in a single sector, are speculative and may typically exhibit higher volatility. The current or “spot” prices of the underlying physical commodities may also affect, in a volatile and inconsistent manner, the prices of futures contracts in respect of the relevant commodity. These factors may affect the value of the index and the value of your Securities in varying ways.

In addition to factors affecting commodities generally, index components composed of futures contracts on nickel or copper, which are industrial metals, may be subject to a number of additional factors specific to industrial metals that might cause price volatility. These include changes in the level of industrial activity using industrial metals (including the availability of substitutes such as man-made or synthetic substitutes); disruptions in the supply chain, from mining to storage to smelting or refining; adjustments to inventory; variations in production costs, including storage, labor and energy costs; costs associated with regulatory compliance, including environmental regulations; and changes in industrial, government and consumer demand, both in individual consuming nations and internationally. Index components concentrated in futures contracts on agricultural products, including grains, may be subject to a number of additional factors specific to agricultural products that might cause price volatility. These include weather conditions, including floods, drought and freezing conditions; changes in government policies; planting decisions; and changes in demand for agricultural products, both with end users and as inputs into various industries.

“S&P GSCI®”, “S&P GSCI® Index”, “S&P GSCI® Total Return Index”, “S&P GSCI® Commodity Index” and “S&P GSCI® Crude Oil Total Return Index” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a subsidiary of The McGraw-Hill Companies, Inc. (“S&P”). Standard & Poor’s does not make any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P GSCI® to track general stock market performance.

“Dow Jones®”, “DJ®” “UBS®”, “Dow Jones-UBS Commodity IndexSM”, “DJ-UBSCISM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Agriculture Subindex Total ReturnSM”, “Dow Jones-UBS Aluminum Subindex Total ReturnSM”, “Dow Jones-UBS Cocoa Subindex Total ReturnSM”, “Dow Jones-UBS Coffee Subindex Total ReturnSM”, “Dow Jones-UBS Copper Subindex Total ReturnSM”, “Dow Jones-UBS Cotton Subindex Total ReturnSM”, “Dow Jones-UBS Energy Subindex Total ReturnSM”, “Dow Jones-UBS Grains Subindex Total ReturnSM”, “Dow Jones-UBS Industrial Metals Subindex Total Return SM”, “Dow Jones-UBS Lead Subindex Total Return SM”, “Dow Jones-UBS Livestock Subindex Total ReturnSM”, “Dow Jones-UBS Natural Gas Subindex Total ReturnSM”, “Dow Jones-UBS Nickel Subindex Total ReturnSM”, “Dow Jones-UBS Platinum Subindex Total ReturnSM”, “Dow Jones-UBS Precious Metals Subindex Total ReturnSM”, “Dow Jones-UBS Softs Subindex Total ReturnSM”, “Dow Jones-UBS Sugar Subindex Total ReturnSM” and “Dow Jones-UBS Tin Subindex Total ReturnSM” are service marks of Dow Jones & Company, Inc. (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be, and have been licensed for use for certain purposes by Barclays Bank PLC. The Securities based on the indices are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities LLC (“UBS Securities”) or any of their respective subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities, or any of their affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Securities based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the Securities based on any of the indices particularly.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2010 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END Diversification with iPath® Commodity Exchange Traded Notes

Risk management with the iPath® CBOE S&P 500 BuyWrite IndexSM ETN

http://www.ipathetn.com/risk-management.jsp

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Portfolio Management Strategies with iPath ETNs

Risk management with the iPath® CBOE S&P 500 BuyWrite IndexSM ETN

Most investors tend to focus on the end result of their investments: performance. They may not prepare themselves for the undulations that can occur during their journey, such as understanding and learning to accept their own risk comfort level. Comfort with one’s own style is critical in the development and implementation of a solid investment plan. Naturally, every investment involves some level of risk, but return is one element of investing over which investors have the least control.

Risk may be thought of as the likelihood to achieve a target return – and can be controlled. For example, investors cannot control the timing of market corrections (returns). However, they can avoid putting all their eggs in one basket (risk). The success of any investment plan depends on strategies for controlling and managing risk.

Fortunately, risk management has gotten easier with the iPath® CBOE S&P 500 BuyWrite Index ETN.

The basics of buy-write

A “buy-write” strategy is a risk management technique long used by sophisticated institutional investors. Sometimes referred to as a “covered call,” the strategy entails buying a stock or a basket of stocks and then “writing” or selling call options. Because the strategy involves purchasing the underlying securities or index, the option position is considered “covered”. This technique helps cushion the blow when stocks go down, although the tradeoff is that the upside potential of stock movements is lessened when the index moves above the option’s strike price.

In general, a buy-write strategy can be an effective risk management tool, outperforming the index in neutral or bear markets, while underperforming in bull markets. In other words, it may help to smooth the bumps in the road for investors.

Risk management with the iPath® CBOE S&P 500 BuyWrite IndexSM ETN

The iPath® CBOE S&P 500 BuyWrite IndexSM ETN is the first ETN to offer investors cost-efficient exposure to the CBOE S&P 500 BuyWrite IndexSM commonly known as the BXM Index. The BXM Index is designed to measure the total rate of return of a hypothetical “buy-write”, or “covered call”, strategy on the S&P 500® Index. This strategy consists of a hypothetical portfolio consisting of a “long” position indexed to the S&P 500® Index (i.e. purchasing the common stocks included in the S&P 500® Index) and the sale of a succession of one-month, at– or slightly out-of-the-money S&P 500® Index call options that are listed on the Chicago Board Options Exchange (“CBOE”).

The iPath® CBOE S&P 500 BuyWrite IndexSM ETN offers:

* Risk reduction. Reduced volatility compared with the S&P 500® IndexSM

* Ease of use. Investors can implement a buy-write strategy with one trade. It is traded on an exchange, eliminating the need to manually execute and manage a portfolio of stocks, options positions, and cash flow reinvestment

As an investment professional, you know how important managing risk is. But do your clients? And without a good understanding of the relationship risk plays in the design and management of an overall portfolio, many investors may be uncomfortable sticking to their well laid out investments plans. By not sticking to their plans, they are less likely to achieve their goals. No investment will eliminate risk entirely, but with the iPath® CBOE S&P 500 BuyWrite IndexSM ETN it can be better managed.

An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-76-iPATH, or you may request a copy from any other dealer participating in the offering.

BlackRock Fund Distribution Company assists in the promotion of the Securities.

iPath ETNs (the “Securities”) are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to direct investment in index or index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the value of the relevant index has increased. An investment in iPath ETNs may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

Barclays Capital Inc. and its affiliates and BlackRock Fund Distribution Company and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

A “buy-write” strategy consists of a hypothetical portfolio consisting of a “long” position in the components of an underlying index and the sale of a succession of one-month, at- or slightly out-of-the-money call options on the underlying index or its components. An investment in iPath ETNs linked to buy-write strategies limit participation in any appreciation of the underlying indexes above the strike price of the call options sold, but exposure to any decline in the value of the indexes will not be limited. Stock and option prices may change unpredictably, affecting the value of the buy-write strategy and, consequently, the value of your Securities in unforeseeable ways.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500,” and “500” are trademarks of S&P and “BuyWrite” and “CBOE” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”). These marks have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by S&P or the Index Sponsor and neither S&P nor the Index Sponsor make any representation regarding the advisability of investing in the Securities.

NOT FDIC INSURED — NO BANK GUARANTEE — MAY LOSE VALUE

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2010 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END Risk management with the iPath® CBOE S&P 500 BuyWrite IndexSM ETN

TERMS & CONDITIONS

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Terms & Conditions

Global Internet Disclaimer

This website is for the user’s personal use. The user may not sell, copy, publish, distribute, transfer, modify, display, reproduce, and/or create any derivative works from the information or software on this site. The user also may not redeliver any of the pages, text, images, or content of this site using “framing” or similar technology.

The contents of this site, including text, graphics, links and/or other items, have been prepared based upon sources, materials, and systems believed to be reliable and accurate, and are provided to you on an “as is” and “as available” basis. Barclays Bank PLC, its affiliates and its data providers make no representations, and disclaim all expressed, implied and statutory warranties of any kind to the user or any third party, including, but not limited to, representations, and warranties regarding accuracy, timeliness, completeness, merchantability, fitness for any particular purpose, non-infringement of third party rights, and/or freedom from computer viruses. BBPLC and its data providers assume no responsibility for the consequences of any errors or omissions.

The user agrees that, as a condition of continued receipt of the information provided herewith, the user shall not create, sponsor or permit the trading on the user’s exchange facilities, if applicable, of financial instruments or investment products (including, without limitation, derivatives, structured products, investment funds, exchange-traded funds or derivatives based on exchange-traded funds (e.g., options on ETFs or futures on ETFs)) where the price, return and/or performance of such instrument or product is based on, related to, or intended to track, an index or financial instrument or investment product (e.g., an exchange-traded fund) linked to such index, without a separate written agreement with the index provider.

Important iPath Exchange Traded Notes Disclosure

An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-76-iPATH, or you may request a copy from any other dealer participating in the offering.

BlackRock Fund Distribution Company assists in the promotion of the Securities.

iPath ETNs (the “Securities”) are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to direct investment in index or index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the value of the relevant index has increased. An investment in iPath ETNs may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

iPath ETNs typically have lower investor fees than currently existing mutual funds that invest in similar markets and are available to retail investors. Buying and selling iPath ETNs will result in brokerage commissions.

Barclays Capital Inc. and its affiliates and BlackRock Fund Distribution Company and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

A “buy-write” strategy consists of a hypothetical portfolio consisting of a “long” position in the components of an underlying index and the sale of a succession of one-month, at- or slightly out-of-the-money call options on the underlying index or its components. An investment in iPath ETNs linked to buy-write strategies limit participation in any appreciation of the underlying indexes above the strike price of the call options sold, but exposure to any decline in the value of the indexes will not be limited. Stock and option prices may change unpredictably, affecting the value of the buy-write strategy and, consequently, the value of your Securities in unforeseeable ways.

The index components for iPath ETNs linked to commodities indexes are concentrated in the commodities sector. The market value of the Securities may be influenced by many unpredictable factors, including, where applicable, highly volatile commodities prices, changes in supply and demand relationships; weather; agriculture; trade; pestilence; changes in interest rates; and monetary and other governmental policies, action and inaction. Index components that track the performance of a single commodity, or index components concentrated in a single sector, are speculative and may typically exhibit higher volatility. The current or “spot” prices of the underlying physical commodities may also affect, in a volatile and inconsistent manner, the prices of futures contracts in respect of the relevant commodity. These factors may affect the value of the index and the value of your Securities in varying ways.

In addition to factors affecting commodities generally, index components composed of futures contracts on industrial metals or energy-related commodities may be subject to additional factors specific to industrial metals or energy-related commodities that might cause price volatility. These may include changes in the level of industrial or commercial activity using industrial metals or with high levels of energy demand; the availability and price of substitutes such as man-made or synthetic substitutes or alternative sources of energy; disruptions in the supply chain; adjustments to inventory; variations in production costs; costs associated with regulatory compliance, including environmental regulations; and changes in industrial, government and consumer demand, both in individual consuming nations and internationally. Index components composed of futures contracts on agricultural products may be subject to additional factors specific to agricultural products that might cause price volatility. These may include weather conditions, including floods, drought and freezing conditions; changes in government policies; planting decisions; and changes in demand for agricultural products, both with end users and as inputs into various industries. Index components composed of futures contracts on precious metals may be subject to additional factors specific to precious metals that might cause price volatility. These may include disruptions in the supply chain, variations in production costs, costs associated with regulatory compliance, including environmental regulations, changes in industrial, government and consumer demand, and in the case of gold and silver, precious metal leasing rates, currency exchange rates, the level of economic growth and inflation and the degree to which consumers, governments, corporate and financial institutions hold physical gold or silver as a safe haven asset (hoarding) which may be caused by a banking crisis/recovery, a rapid change in the value of other assets (both financial and physical) or changes in the level of geopolitical tension.

An investment in iPath ETNs linked to the performance of a foreign currency exchange rate is subject to risks associated with fluctuations, particularly a decline, in the price of the applicable single foreign currency relative to the U.S. dollar. Factors that may have the effect of causing a decline in the price of a foreign currency include national debt levels and trade deficits, domestic and foreign inflation rates, domestic and foreign interest rates, and global or regional economic, financial, political, regulatory, geographical or judicial events. Currency exchange rates may be extremely volatile, and exposure to a single currency can lead to significant losses.

An investment in the iPath ETNs linked to the MSCI India Total Return IndexSM may carry risks similar to a concentrated securities investment in a single region. International investments may involve risk of capital loss from unfavorable fluctuation in currency values, from differences in generally accepted accounting principles or from economic or political instability in other nations. Emerging markets involve heightened risks related to the same factors as well as increased volatility and lower trading volume. Securities focusing on a single country may be subject to higher volatility.

An investment in iPath ETNs linked to the performance of the Barclays Capital Intelligent Carry Index™ is subject to risks associated with fluctuations, particularly a decline, in the value of the index. Because the carry trade involves investing in high-yielding currencies with the exposure financed by borrowings in low-yielding currencies, the success of the index strategy, the level of the index and the market value of the securities will depend on the exchange rates and interest rates applicable to the index constituent currencies. If the applicable exchange rates or interest rates move against the direction targeted by the index strategy, the level of the index and the market value of the Securities will decline. Factors that may contribute to volatile fluctuations in the index include exchange rates applicable to the index constituent currencies, interest rates applicable to the constituent currencies, the prevailing interest rate environment, and global or regional economic, financial, political, regulatory, geographical or judicial events that affect exchange rates and interest rates.

An investment in iPath ETNs linked to the performance of the Barclays Capital Global Carbon Index Total Return™ is subject to risks associated with fluctuations, particularly a decline, in the performance of the index caused by unpredictable volatility and movement in the prices of the index components. Trading in futures contracts on carbon emissions commodities, including trading in the index components, is speculative and can be extremely volatile. The commodity futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. Market prices of the index components may fluctuate rapidly based on numerous factors including but not limited to changes in supply and demand, domestic and foreign political or government actions and technological developments. These factors could adversely affect the value of the Index and, therefore, the value of your Securities.

Cap & Trade mechanisms have arisen primarily due to relative international consensus on the correlation between the rise in Green House Gas emissions and the onset of Global Warming. Accordingly, changes in regulation and enforcement of Cap & Trade mechanisms as a result of changes in international consensus can adversely affect market behavior and the value of the Securities.

An investment in iPath ETNs linked to the performance of the S&P 500 VIX Short-Term Futures™ Index TR and the S&P 500 VIX Mid-Term Futures™ Index TR is subject to risks associated with fluctuations, particularly a decline, in the performance of each index. Because the performance of each index is linked to the CBOE Volatility Index (the “VIX Index”), the performance of each index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of each index. Additional factors that may contribute to fluctuations in the level of each index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

“Dow Jones®”, “DJ®” “UBS®”, “Dow Jones-UBS Commodity IndexSM”, “DJ-UBSCISM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Agriculture Subindex Total ReturnSM”, “Dow Jones-UBS Aluminum Subindex Total ReturnSM”, “Dow Jones-UBS Cocoa Subindex Total ReturnSM”, “Dow Jones-UBS Coffee Subindex Total ReturnSM”, “Dow Jones-UBS Copper Subindex Total ReturnSM”, “Dow Jones-UBS Cotton Subindex Total ReturnSM”, “Dow Jones-UBS Energy Subindex Total ReturnSM”, “Dow Jones-UBS Grains Subindex Total ReturnSM”, “Dow Jones-UBS Industrial Metals Subindex Total Return SM”, “Dow Jones-UBS Lead Subindex Total Return SM”, “Dow Jones-UBS Livestock Subindex Total ReturnSM”, “Dow Jones-UBS Natural Gas Subindex Total ReturnSM”, “Dow Jones-UBS Nickel Subindex Total ReturnSM”, “Dow Jones-UBS Platinum Subindex Total ReturnSM”, “Dow Jones-UBS Precious Metals Subindex Total ReturnSM”, “Dow Jones-UBS Softs Subindex Total ReturnSM”, “Dow Jones-UBS Sugar Subindex Total ReturnSM” and “Dow Jones-UBS Tin Subindex Total ReturnSM” are service marks of Dow Jones & Company, Inc. (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be, and have been licensed for use for certain purposes by Barclays Bank PLC. The Securities based on the indices are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities LLC (“UBS Securities”) or any of their respective subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities, or any of their affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Securities based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the Securities based on any of the indices particularly.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

“S&P GSCI®”, “S&P GSCI® Index”, “S&P GSCI® Total Return Index”, “S&P GSCI® Commodity Index” and “S&P GSCI® Crude Oil Total Return Index” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a subsidiary of The McGraw-Hill Companies, Inc. (“S&P”). Standard & Poor’s does not make any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P GSCI® to track general stock market performance.

“Standard & Poor’s®,” “S&P® ,” “S&P 500®,” “Standard & Poor’s 500,” and “500” are trademarks of S&P and “BuyWrite” and “CBOE” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”). These marks have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by S&P or the Index Sponsor and neither S&P nor the Index Sponsor make any representation regarding the advisability of investing in the Securities.

“Barclays Capital Intelligent Carry Index™” and the “USD Intelligent Carry Index™” are trademarks of Barclays Bank PLC.

“Barclays Capital Global Carbon Index™” and “Barclays Capital Global Carbon Index Total Return™” are trademarks of Barclays Bank PLC.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500”, “S&P 500 VIX Short-Term Futures™” and “S&P 500 VIX Mid-Term Futures™” are trademarks of S&P and have been licensed for use by Barclays. “VIX®” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been licensed for use by S&P. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or in the ability of either index to track market performance.

— Not FDIC insured — No bank guarantee — May lose value

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Please see our privacy policy.

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Internet software or transmission problems may produce inaccurate or incomplete copies of information and materials that may be downloaded and displayed on a user’s computer. Barclays Bank PLC and its affiliates are not liable for any damages, changes, or omissions that occur during transmission of information and materials.

The contents of this site are not intended for distribution to, or use by, any person or entity in any jurisdiction or country where such distribution or use would be contrary to local law or regulation. Barclays Bank PLC, its affiliates and data providers make no representations that the contents are appropriate for use in all locations, or that the transactions, securities, products, instruments, or services discussed on this site are available or appropriate for sale or use in all jurisdictions or countries, or by all investors or counterparties. All persons and entities accessing this site do so on their own initiative and are responsible for compliance with applicable local laws and regulations.

IN NO EVENT SHALL BARCLAYS BANK PLC, ITS AFFILIATES OR DATA PROVIDERS BE LIABLE FOR ANY DAMAGES, INCLUDING WITHOUT LIMITATION DIRECT OR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES ARISING IN CONNECTION WITH THIS SITE OR THE USE THEREOF OR INABILITY TO USE BY ANY PARTY, OR IN CONNECTION WITH ANY FAILURE OF PERFORMANCE, ERROR, OMISSION, INTERRUPTION, DEFECT, DELAY IN OPERATION OR TRANSMISSION, COMPUTER VIRUS, OR LINE OR SYSTEM FAILURE, EVEN IF BBPLC, OR ANY OF ITS AFFILIATES, PROVIDERS OR ANY REPRESENTATIVES THEREOF, ARE ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, LOSSES, OR EXPENSES. USE OF HYPERLINKS TO OTHER INTERNET RESOURCES IS AT YOUR OWN RISK.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2010 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END TERMS & CONDITIONS